Exhibit 99.1

IA GLOBAL REPORTS SALES OF $ 8,585,000 FOR THREE MONTHS ENDED JUNE 30, 2005, FORECASTS 3RD QUARTER REVENUE OF $13-15 MILLION

TAMPA, FL August 16, 2005/PRNewswire-FirstCall/ --

Summary of Operating Results

IA Global Inc. (Amex: IAO) announced the results for the three months ended June 30, 2005. Revenues decreased to $8,585,000 for the three months ended June 30, 2005 from $9,382,000 for the three months ended June 30, 2004, primarily due to order delays from Rex Tokyo largest customer. The net loss from continuing operations increased to $725,000 for the three months ended June 30, 2005 from $295,000 in the same period in 2004. The net loss per share from continuing operations was $.01 for the three months ended June 30, 2005 as compared to a net loss from continuing operations of $.00 per share for the same period in 2004.

For the six months ended June 30, 2005, revenues increased to $14,410,000 from $11,413,000 primarily due to the acquisition of Rex Tokyo on March 18, 2004. The net loss from continuing operations increased to $1,023,000 for the six months ended June 30, 2005 from $764,000 in the same period in 2004. The net loss per share from continuing operations was $.01 for the six months ended June 30, 2005 and for the same period in 2004.

The Company ended the June 30, 2005 quarter with cash and cash equivalents of $3,499,000, net working capital of $3,348,000 and stockholder’s equity of $6,804,000, which is in excess of the $6 million required by the American Stock Exchange. We continue to work with AMEX to maintain our listing, but there is no guarantee that the company will be successful in maintaining its AMEX listing. Stockholder’s equity and the statement of operations were negatively impacted by the Yen/Dollar exchange rate by $158,000 for the three months ended June 30, 2005 and $320,000 for the six months ended June 30, 2005.

The Company’s President, Mark Scott, said, “The three months ended June 30, 2005 reflected order delays from Rex Tokyo’s largest customer and losses from our discontinued operations. The Company expects significant improvement in the third quarter as the Rex Tokyo business is expected to return to historical levels, we will own Global Hotline for the full quarter and our discontinued operations have been sold. We are projecting revenues of $13- $15 million for the three months ended September 30, 2005. In July, 2005, we recorded revenues of approximately $6 million.”

Rex Tokyo Co Ltd

Rex Tokyo recorded revenue of $7,693,000 for the three months ended June 30, 2005 as compared to $8,537,000 in the same period in 2004. This business was acquired on March 18, 2004. The decrease was due to order delays from Rex Tokyo’s largest customer.

Global Hotline, Inc.

Global Hotline recorded revenue of $893,000 for the period June 15, 2005 to June 30, 2005. Global Hotline was acquired on June 15, 2005.

Net Loss With Discontinued Operations

The total net loss of $891,000 for the three months ended June 30, 2005 reflected a loss from discontinued operations of $166,000, which relates to the sale of Fan Club Entertainment on May 12, 2005 and IA Global Acquisition Co on July 1, 2005.

The total net loss of $1,435,000 for the six months ended June 30, 2005 reflected a loss from discontinued operations of $412,000, which relates to the sale of Fan Club Entertainment on May 12, 2005 and IA Global Acquisition Co on July 1, 2005.

Outlook

We are projecting revenue for the three months ended September 30, 2005 to be $13-$15 million at current exchange rates. In July, 2005, we recorded revenues of approximately $6 million. We expect to update our outlook for the three months ended September 30, 2005 by late September 2005.

About IA Global Inc.

IA Global, Inc. is a public holding company focused on acquiring primarily Japanese companies that operate in the gaming, entertainment and technology areas. We own 60.5% equity interest in Rex Tokyo Co Ltd, which is a supplier and installer of parts to the Pachinko and slot machine gaming industry in Japan. Rex Tokyo supplies items such as automatic medal dispensing machines, automatic cigarette butt disposal systems, lighting systems, Pachinko balls and other Pachinko accessory products as well as numerous new Pachinko and slot machines. We own 100% of Global Hotline, Inc., which operates call centers and is a reseller of telephone and broadband lines in Japan.

For further information, contact:

Mark Scott, President and CFO

IA Global Inc.

550 N. Reo Street, Suite 300

Tampa, FL 33609

813-261-5157 (t)

813-261-5158 (f)

scott@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Specifically, the statements in this press release concerning the projected revenues and operating results for the third quarter of 2005 are forward-looking statements. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.

                                     IA GLOBAL, INC. AND SUBSIDIARIES
                                        CONSOLIDATED BALANCE SHEET

                                                                            June 30,         December 31,
                                                                              2005               2004
                                                                          ------------       ------------
                                                                           (unaudited)         (audited)

ASSETS

CURRENT ASSETS:
  Cash and cash equivalents ........................................      $  3,498,696       $  3,847,813
  Accounts receivable, net of allowance for doubtful accounts of
    $87,025 and $93,338, respectively ..............................         4,440,053          6,431,663
  Notes receivable-trade ...........................................           448,770            641,305
  Inventories ......................................................           705,144            164,046
  Prepaid expenses .................................................           443,281            771,036
  Consumption and deferred tax receivable ..........................           184,111            161,769
  Notes receivable .................................................         1,334,428            150,000
  Other current assets .............................................           224,964            136,102
  Assets held for sale .............................................           555,182            773,582
  Subscription receivable ..........................................         3,809,500                  -
  Income tax receivable- foreign ...................................           611,390                  -
                                                                          ------------       ------------
    Total current assets ...........................................        16,255,519         13,077,316

EQUIPMENT, NET .....................................................           653,307            273,245

OTHER ASSETS
  Intangible assets, net ...........................................         5,490,689          1,271,935
  Deferred tax asset ...............................................           363,693            390,079
  Other assets .....................................................         1,614,162            200,641
                                                                          ------------       ------------

                                                                          $ 24,377,370       $ 15,213,216
                                                                          ============       ============

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable - trade .........................................      $  2,923,416       $  6,446,656
  Notes payable- trade .............................................         1,036,354          1,474,582
  Accrued liabilities ..............................................         3,563,914            529,198
  Consumption taxes received .......................................           260,577            260,648
  Income taxes payable- foreign ....................................                 -            235,047
  Current portion of long term debt ................................         1,484,608            484,966
  Deferred revenue .................................................         3,638,243                  -
                                                                          ------------       ------------
    Total current liabilities ......................................        12,907,112          9,431,097
                                                                          ------------       ------------

LONG TERM  LIABILITIES:
  Long term debt ...................................................         1,601,084            242,463
  Convertible debentures ...........................................         2,500,000                  -
  Retirement benefits ..............................................            39,138             39,932
                                                                          ------------       ------------
                                                                             4,140,222            282,395
                                                                          ------------       ------------

MINORITY INTERESTS .................................................           525,576          1,365,570
                                                                          ------------       ------------

STOCKHOLDER'S EQUITY:
  Series B Preferred stock, $.01 par value, 5,000 shares authorized
    1,158 issued and outstanding (liquidation value $1,158,000) ....                12                 12
  Common stock, $.01 par value, 200,000,000 shares authorized,
    97,400,181 and 82,400,181 issued and outstanding, respectively .           974,001            824,001
  Paid in capital ..................................................        32,987,339         28,785,839
  Accumulated deficit ..............................................       (27,025,963)       (25,590,820)
  Treasury stock ...................................................           (50,000)           (50,000)
  Other comprehensive income (loss) ................................           (80,929)           165,122
                                                                          ------------       ------------
    Total stockholder's equity .....................................         6,804,460          4,134,154
                                                                          ------------       ------------

                                                                          $ 24,377,370       $ 15,213,216
                                                                          ============       ============

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                                           IA GLOBAL, INC. AND SUBSIDIARIES
                                         CONSOLIDATED STATEMENT OF OPERATIONS

                                                           Three Months Ended June 30,    Six Months Ended June 30,
                                                           ---------------------------   ---------------------------
                                                               2005           2004           2005           2004
                                                           ------------   ------------   ------------   ------------
                                                            (unaudited)    (unaudited)    (unaudited)    (unaudited)

REVENUE .................................................  $  8,585,326   $  9,382,494   $ 14,409,900   $ 11,413,240

COST OF SALES ...........................................     7,580,815      7,916,473     12,103,534      9,427,491
                                                           ------------   ------------   ------------   ------------

GROSS PROFIT ............................................     1,004,511      1,466,021      2,306,366      1,985,749
                                                           ------------   ------------   ------------   ------------

EXPENSES:
  Selling, general and administrative expenses ..........     2,460,779      1,719,918      4,387,514      2,603,086
                                                           ------------   ------------   ------------   ------------
    Total expenses ......................................     2,460,779      1,719,918      4,387,514      2,603,086
                                                           ------------   ------------   ------------   ------------

OPERATING LOSS ..........................................    (1,456,268)      (253,897)    (2,081,148)      (617,337)
                                                           ------------   ------------   ------------   ------------

OTHER INCOME (EXPENSE):
  Interest income .......................................            96          5,325          6,401          7,853
  Interest expense ......................................       (18,487)       (14,518)       (41,386)       (19,525)
  Other income ..........................................         9,078        146,205         39,738        148,853
  Foreign currency transaction adjustment ...............       (91,791)             -        (74,378)         2,255
  Loss on equity investment in QuikCAT Australia Pty Ltd              -        (17,229)             -        (15,273)
  Gain on sale of Fan Club Entertainment Co Ltd .........        99,349              -         99,349              -
                                                           ------------   ------------   ------------   ------------
    Total other income (expense) ........................        (1,755)       119,783         29,724        124,163
                                                           ------------   ------------   ------------   ------------

LOSS FROM CONTINUING OPERATIONS BEFORE
  MINORITY INTERESTS AND INCOME TAXES ...................    (1,458,023)      (134,114)    (2,051,424)      (493,174)

MINORITY INTERESTS ......................................      (273,801)        34,203       (376,864)        68,567
                                                           ------------   ------------   ------------   ------------

LOSS FROM CONTINUING OPERATIONS BEFORE
  INCOME TAXES ..........................................    (1,184,222)      (168,317)    (1,674,560)      (561,741)
                                                           ------------   ------------   ------------   ------------

INCOME TAXES:
  Current (benefit) provision ...........................      (459,445)       114,298       (651,427)       178,421
  Deferred provision ....................................             -         12,866              -         24,281
                                                           ------------   ------------   ------------   ------------

NET LOSS FROM CONTINUING OPERATIONS .....................      (724,777)      (295,481)    (1,023,133)      (764,443)

Loss from discontinued operations .......................      (165,972)             -       (412,010)             -
                                                           ------------   ------------   ------------   ------------

NET LOSS ................................................  $   (890,749)  $   (295,481)  $ (1,435,143)  $   (764,443)
                                                           ============   ============   ============   ============

Per share of Common-
  Basic net loss per share from continuing operations ...  $      (0.01)  $      (0.00)  $      (0.01)  $      (0.01)
  Basic net loss per share from discontinued operations .         (0.00)         (0.00)         (0.00)         (0.00)
                                                           ------------   ------------   ------------   ------------
  Total basic net loss per share ........................  $      (0.01)  $      (0.00)  $      (0.02)  $      (0.01)
                                                           ============   ============   ============   ============

  Diluted net loss per share from continuing operations .  $      (0.01)  $      (0.00)  $      (0.01)  $      (0.01)
  Diluted net loss per share from discontinued operations         (0.00)         (0.00)         (0.00)         (0.00)
                                                           ------------   ------------   ------------   ------------
  Total diluted net loss per share ......................  $      (0.01)  $      (0.00)  $      (0.02)  $      (0.01)
                                                           ============   ============   ============   ============

  Weighted average shares of common stock outstanding ...    84,691,939     73,156,824     83,539,798     72,561,112
  Weighted average shares of common stock and common
    equivalent shares outstanding .......................    84,691,939     73,156,824     83,539,798     72,561,112

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                                     IA GLOBAL, INC. AND SUBSIDIARIES
                                   CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                               Six Months Ended June 30,
                                                                                  2005            2004
                                                                              -----------     -----------
                                                                              (unaudited)     (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss ...............................................................    $(1,435,143)    $  (764,443)
  Adjustments to reconcile net loss to net cash used in
   operating activities:
    Depreciation and amortization ........................................         75,590         195,749
    Loss on disposal of leasehold improvements ...........................              -          81,653
    Equity gain from investment in QuikCAT Australia Pty Ltd .............              -          15,273
    Loss from discontinued operations ....................................        412,010               -
    Minority interests ...................................................       (839,994)        478,047
    (Gain) on disposal of discontinued operation .........................        (99,349)              -
    Accrued interest on notes/loans payable ..............................              -          16,820
    Accounts receivable ..................................................      3,366,430         112,308
    Notes receivable - trade .............................................        192,535        (303,153)
    Notes receivable .....................................................       (181,811)              -
    Consumption and deferred tax receivable ..............................        (59,437)         66,543
    Inventory ............................................................       (541,098)       (299,966)
    Prepaid expenses .....................................................        887,754         289,251
    Other current assets .................................................       (341,074)        246,150
    Deferred tax assets ..................................................         26,386          13,020
    Income taxes receivable - foreign ....................................       (611,390)              -
    Other assets .........................................................       (956,659)       (107,705)
    Accounts payable .....................................................     (3,558,104)        126,925
    Notes payable - trade ................................................       (438,228)              -
    Accrued and other liabilities ........................................      1,130,676         (35,901)
    Income taxes payable - foreign .......................................       (235,047)        125,046
    Deferred revenue .....................................................       (558,250)       (463,119)
                                                                              -----------     -----------
Net cash provided by (used in) continuing operations .....................     (3,764,203)       (207,502)
Net cash provided by discontinued operations .............................        295,623               -
                                                                              -----------     -----------
NET CASH PROVIDED BY (USED IN) OPERATIONS ................................     (3,468,580)       (207,502)
                                                                              -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Investment in QuikCAT Australia Pty Ltd ................................              -         (50,000)
  Cash of Rex Tokyo Co Ltd immediately following acquisition .............              -       1,934,839
  Purchase of Rex Tokyo Co Ltd ...........................................              -        (941,000)
  Purchases of capital expenditures ......................................        (57,696)       (304,524)
  Purchase of IA Global Acquisition Co ...................................              -        (700,000)
  Repayment of loan receivable from QuikCAT Australia Pty Ltd. ...........        150,000               -
  Proceeds from sale of QuikCAT business unit ............................         30,000               -
  Proceeds from sale of Fan Club .........................................        185,000               -
  Cash of Global Hotline, Inc. immediately following acquisition .........      1,240,037               -
                                                                              -----------     -----------

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES ......................      1,547,341         (60,685)
                                                                              -----------     -----------

CASH PROVIDED BY FINANCING ACTIVITIES:
  Proceeds from loan payable .............................................      2,836,661               -
  Proceeds from loan payable - related party .............................              -       1,500,000
  Repayment of loan payable ..............................................     (1,018,988)              -
  Capital contribution from QuikCAT ......................................            500               -
  Loan to Innovative Computing Group, Inc. ...............................              -        (100,000)
  Loan to QuikCAT Australia Pty Ltd. .....................................              -         (25,000)
  Proceeds from issuance of common stock .................................              -         400,000
  Proceeds from long term debt ...........................................              -         923,275
  Proceeds from exercise of options ......................................              -          40,000
                                                                              -----------     -----------

NET CASH PROVIDED BY FINANCING ACTIVITIES ................................      1,818,173       2,738,275
                                                                              -----------     -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS .....................       (103,066)      2,470,088

EFFECT OF EXCHANGE RATE CHANGES ON CASH ..................................       (246,051)        (59,350)

CASH AND CASH EQUIVALENTS, beginning of the period .......................      3,847,813         676,782
                                                                              -----------     -----------

CASH AND CASH EQUIVALENTS, end of the period .............................    $ 3,498,696     $ 3,087,520
                                                                              ===========     ===========

Supplemental disclosures of cash flow information:
  Interest paid ..........................................................    $    40,276     $         -
  Taxes paid .............................................................    $   213,332     $   198,219
Non-cash investing and financing activities:
  Subscription receivable from convertible debentures ....................    $ 3,750,000     $         -
  Common stock issued for Global Hotline, Inc. ...........................    $ 3,097,500     $         -
  Issuance of loan receivable for sale of Fan Club Entertainment Co. Ltd.     $   571,193     $         -
  Issuance of loan receivable from sale of QuikCAT business unit .........    $   200,000     $         -
  Subscription receivable from sale of common stock ......................    $    59,500     $         -
  Common stock issued for Rex Tokyo Co Ltd ...............................    $         -     $   138,600
  Conversion of debt to equity ...........................................    $         -     $ 1,519,511
  Contribution of note to capital ........................................    $         -     $   101,629

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